Exhibit 17

PROXY	PROXY

Midstream & MLP Fund

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [          ], 2022

4265 San Felipe, 8th Floor, Houston, Texas 77027

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE Salient Midstream & MLP Fund

The undersigned holder of Common Shares of beneficial interest of Salient Midstream & MLP Fund, a Delaware statutory trust (the “Fund”), hereby appoints Paul Bachtold and Kristen Bayazitoglu, each of them with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal offices of the Fund, 4265 San Felipe, 8th Floor, Houston, Texas 77027, on [                   ], 2022 at [                   ] p.m. (Central Standard Time), and at any and all adjournments thereof, and to vote all Common Shares of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions of this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL AS SET FORTH ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF.  THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS.

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE ON THIS PROXY TODAY!

Your Proxy Vote is important!

EASY WAYS TO VOTE YOUR PROXY:

1.	Call Okapi Partners toll-free at: (888) 785-6617 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

OR

2.	Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE BELOW PROPOSAL

To approve an Agreement and Plan of Reorganization pursuant to which Salient MLP & Energy Infrastructure Fund, a series of Salient MF Trust, a Delaware statutory trust and an open-end investment management company (the “Acquiring Fund”), would acquire all of the assets of Salient Midstream & MLP Fund (the “Acquired Fund”) in exchange for Class A shares of the Acquiring Fund to be distributed pro rata to shareholders of the Acquired Fund, in complete liquidation, dissolution and termination of the Acquired Fund.	FOR &	AGAINST &	ABSTAIN &

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED ON REVERSE SIDE

Your vote is important no matter how many shares you own.

Please sign and date this proxy card on the reverse side and return it promptly in the enclosed envelope or vote by telephone in accordance with the instructions provided.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders

to Be Held on [                                                 ], 2022

The proxy statement/prospectus for this meeting is available at: WWW.OKAPIVOTE.COM/SMMSPECIAL